                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               November 8, 1996
            ------------------------------------------------------



                         SYLVAN LEARNING SYSTEMS, INC.
         -------------------------------------------------------------
            (Exact name of registrant as specified in its charter)




        Maryland                  0-22844                52-1492296
    ----------------          ---------------         -----------------
(State of Incorporation) (Commission File Number)       (IRS Employer
                                                      Identification No.)



                            1000 Lancaster Street
                             Baltimore, Maryland          21202
       -----------------------------------------------------------------
             (Address of principal executive offices)   (Zip Code)



                                (410) 843-8000
                        -------------------------------
                        (Registrant's telephone number)

Item 5.  Other Events.

       As previously announced on November 11, 1996, on November 8, 1996, Sylvan Learning Systems, Inc. ("Sylvan") purchased a 19.9% ownership interest in JLC Learning Corporation ("Jostens Learning"), a leading provider of technology-based educational programs for students from kindergarten through the twelfth grade level ranging from stand-alone CD-ROMs to fully-networked K-12 curriculum. Its products include interactive software, writing products, teacher tools and programs that tie actual instruction to Internet content, and they can be individualized to students' needs. Jostens Learning's interactive multimedia software currently serves more than nine million students in more than 13,000 schools nationwide.

       The purchase price for 20,000 shares of Preferred Stock of Jostens Learning and a warrant ("Warrant") for shares of voting Common Stock of JLC Holdings, Inc., the indirect parent of Jostens Learning ("Holdings"), was $20.6 million. Sylvan paid this purchase price $5 million in cash and in shares of Sylvan Common Stock which are expected to generate $15.6 million in cash upon sale by Jostens Learning. Sylvan filed a Registration Statement on Form S-3 for the shares of Sylvan Common Stock issued as part of the purchase price on November 14, 1996 (Registration No. 333-16111) ("Form S-3"). Sylvan expects that Jostens Learning will sell the shares of Sylvan Common Stock covered by the Form S-3 as soon as practicable after its effectiveness, which is expected on or about December 9, 1996. Effective on November 8, 1996, Sylvan loaned Jostens Learning $5 million, which loan is evidenced by the issuance to Jostens Learning of additional shares of Sylvan Common Stock expected to generate $5 million in cash upon sale by Jostens Learning. These additional shares will also be registered on the Form S-3. The loan to Jostens Learning is repayable solely out of the proceeds from the sale of these additional shares of Sylvan Common Stock issued to Jostens Learning by Sylvan. The Holdings Warrant is exercisable in whole, but not in part, for a 16.4% equity interest in Holdings (which increases over the next two years to 19.9%) by paying $20.6 million in cash or delivering Sylvan's shares of Preferred Stock of Jostens Learning.

       Sylvan and Jostens Learning have also agreed that Sylvan may incorporate Jostens Learning's computer-based curriculum products into the educational programs delivered through Sylvan Learning Centers and contract educational service sites.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)  Exhibits.
            ---------

            2.1 Securities Purchase Agreement dated as of November 1, 1996 by and among JLC Learning Corporation, JLC Holdings, Inc., Software Systems Corp. and Sylvan Learning Systems, Inc.
                 (the "Agreement").

            2.2 Form of First Amendment to Securities Purchase Agreement.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 9, 1996     SYLVAN LEARNING SYSTEMS, INC.



                             By: /s/ B. Lee McGee
                                ----------------------------------------------
                                 B. Lee McGee, Senior Vice President
                                   and Chief Financial Officer

                                 EXHIBIT INDEX

                                                                    Page
                                                                    ----

     2.1  Securities Purchase Agreement dated as of November 1,
          1996 by and among JLC Learning Corporation, JLC
          Holdings, Inc., Software Systems Corp. and Sylvan
          Learning Systems, Inc. (the "Agreement").*

     2.2  Form of First Amendment to Securities Purchase Agreement.

------------
* Filed with Current Report on Form 8-K dated November 8, 1996 and filed with on November 20, 1996.